UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of issuer as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

         On December 15, 2005, we entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters named in the Pricing Agreement described therein, in connection with our public offering of $300,000,000 aggregate principal amount of our unsecured 5.625% notes due December 15, 2010 (the "Notes"). Our sole general partner, Brandywine Realty Trust, and certain of our wholly-owned subsidiaries guaranteed the payment of principal of and interest on the Notes. We consummated the sale of the Notes on December 20, 2005.

Item 9.01. Financial Statements and Exhibits

Exhibit

1.1	Underwriting Agreement dated December 15, 2005 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust, certain wholly-owned subsidiaries of Brandywine Operating Partnership, L.P. named therein, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters named in the Pricing Agreement thereto.

1.2	Pricing Agreement dated December 15, 2005 relating to the Notes.

4.1	Form of $300,000,000 aggregate principal amount of 5.625% Guaranteed Note due 2010.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Notes and the related Guarantees.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 20, 2005	BRANDYWINE OPERATING PARTNERSHIP, L.P. By: Brandywine Realty Trust, its General Partner By: /s/ Gerard H. Sweeney —————————————— Gerard H. Sweeney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated December 15, 2005 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust, certain wholly-owned subsidiaries of Brandywine Operating Partnership, L.P. named therein, and J.P. Morgan Securities Inc. and Banc of America LLC, as representatives of the several underwriters named in the Pricing Agreement thereto.

1.2	Pricing Agreement dated December 15, 2005 relating to the Notes.

4.1	Form of $300,000,000 aggregate principal amount of 5.625 % Guaranteed Note due 2010.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Notes and the related Guarantees.